Exhibit 31.1

CERTIFICATIONS

I, Thomas B. Akin, certify that:

1.	I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q/A of Dynex Capital, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[Intentionally omitted];

4.	[Intentionally omitted];

5.	[Intentionally omitted].

Date:	August 21, 2012
/s/ Thomas B. Akin
Thomas B. Akin
Principal Executive Officer